APPENDIX A

METROPOLITAN WEST CAPITAL MANAGEMENT, LLC

SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Wells Fargo Advantage Intrinsic Small Cap Value Fund Wells Fargo Advantage Intrinsic Value Fund Wells Fargo Advantage Intrinsic World Equity Fund

Appendix A amended: July 16, 2010

APPENDIX B

METROPOLITAN WEST CAPITAL MANAGEMENT, LLC

SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is effective as of the 1st day of June, 2010, and is amended as of the 16th day of July, 2010, by and between Wells Fargo Funds Trust (the “Trust”), Wells Fargo Funds Management, LLC (the “Adviser”) and Metropolitan West Capital Management, LLC (the “Sub-Adviser”).

            WHEREAS, the parties have entered into a Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides management and other services to the series of the Trust listed in Appendix A to the Sub-Advisory Agreement (the “Fund”); and

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on this Appendix B;

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Fund throughout the month:

Fund Name	Sub-Advisory Fee
Intrinsic Small Cap Value Fund	First $100M Next $100M Over $200M	0.55% 0.50% 0.40%
Intrinsic Value Fund	First $250M Next $750 Over $1B	0.35% 0.275% 0.20%
Intrinsic World Equity Fund	First $250M Next $750 Over $1B	0.35% 0.275% 0.20%

            If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Fund.

The foregoing fee schedule is agreed to as of this 16th day of July, 2010, and shall remain in effect until agreed and changed in writing by the parties.

WELLS FARGO FUNDS TRUST

on behalf of the Funds

By:    ______________________________________

         C. David Messman

         Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:    ______________________________________

         Andrew Owen

         Executive Vice President

METROPOLITAN WEST CAPITAL MANAGEMENT, LLC

By:    ______________________________________

         Gary W. Lisenbee

         President